Exhibit 10.1

OPTIMUMBANK HOLDINGS, INC.
FORM OF PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is entered into as of the date of the last signature below (the “Effective Date”) by and between OPTIMUMBANK HOLDINGS, INC., a Florida corporation (the “Company”), and                 (the “Investor”).

RECITALS

A. The Company has agreed to sell to the Investor, and the Investor has agreed to purchase from the Company,                        shares (the “Shares”) of the Company’s voting common stock, designated as Voting Common Stock in its Articles of Incorporation, par value $0.01 per share (the “Common Stock”), at a price of $          per Share (the “Per Share Price”).

B. The parties have agreed to enter into this Agreement in order to set forth the terms and conditions under which the Company will sell, and the Investor will purchase, the Shares.

NOW, THEREFORE, the parties hereby agree as follows:

1. Sale and Purchase of Shares.

Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the respective parties contained in this Agreement, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, the Shares at the Per Share Price for each Share, representing an aggregate of               (the “Purchase Price”).

2. Completion of Transaction.

2.1 Closing and Payment. The Investor shall wire the Purchase Price in immediately available United States dollars, without setoff or deduction, to the account designated in writing by the Company no later than 12:00 p.m. Eastern Time on                        (the “Funding Deadline”), unless the Company agrees in writing to a later date. Subject to the conditions below, the Company shall cause the Shares to be promptly issued and registered in the Investor’s name in restricted book-entry form, after receipt of the full Purchase Price and satisfaction of all conditions to issuance. Such issuance constitutes the closing (the “Closing”), and its date is the “Closing Date.” The Company shall cause its transfer agent to promptly deliver a Direct Registration System statement or equivalent book-entry confirmation.

2.2 Conditions to Issuance. The Company shall not issue the Shares unless (i) it has received the full Purchase Price in cleared funds; (ii) the Investor’s representations and warranties are true and correct in all material respects at the Effective Date and the Closing Date, except that representations qualified by materiality must be true and correct as qualified and the accredited-investor representation must be true and correct in all respects, and the Investor has performed its material obligations; and (iii) the Company has reasonably determined, in consultation with its securities counsel, that the issuance satisfies the applicable securities-law exemption and other legal requirements and is not prohibited by any law or order. A condition solely for the Company’s benefit may be waived by the Company in writing, but receipt of the full Purchase Price and requirements imposed by law or the applicable exchange may not be waived.

2.3 Failure to Close. Before the Closing, the Company may terminate this Agreement by written notice if the Investor’s failure to pay by the Funding Deadline or other material breach remains uncured for two Business Days after written notice, or immediately if the breach cannot be cured. Upon termination before issuance, the Company shall return any Purchase Price received within three Business Days, without interest except as required by law and without deduction for disputed damages. The Company shall not use the funds before the Closing. Termination does not release liability for an antecedent breach, and the dispute-resolution provisions and obligations intended to survive remain effective. No provision of this Section requires an unlawful issuance or limits a nonwaivable statutory rescission or refund right.

3. Representations and Warranties of the Company.

3.1 Representations and Warranties. The Company represents and warrants to the Investor as of the Effective Date and the Closing Date that:

(a) Formation and Good Standing. The Company is duly organized and validly existing as a corporation under the laws of the State of Florida and, subject to applicable law, has all requisite power and authority to carry on its business as now conducted.

(b) Authorization of Agreement, etc. The execution and delivery of this Agreement have been authorized by all necessary action on behalf of the Company and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c) Compliance with Laws and Other Instruments. Subject to satisfaction of the conditions in Section 2, the execution and delivery of this Agreement and the issuance and sale of the Shares will not violate the Company’s Articles of Incorporation or Bylaws, or any applicable law or order, and will not conflict with or result in a default under any agreement or instrument binding on the Company that would materially impair its ability to perform this Agreement.

(d) Offer of Shares. Subject to the accuracy of the Investor’s representations and warranties and its compliance with this Agreement, the offer and sale of the Shares are intended to qualify for the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D. Neither the Company nor any person authorized to act on its behalf has used, or will use, general solicitation or general advertising in connection with this offering. The Company shall make the federal filings and any non-preempted state notices and filings required in connection with this offering within the applicable periods.

3.2 Survival of Representations and Warranties. The representations and warranties made by the Company in Section 3.1 speak only as of the dates expressly stated and survive the Closing subject to applicable statutes of limitation and repose. Survival does not create a continuing representation or an obligation to update a representation after the Closing, extend an applicable limitation period, or limit any duty or right that cannot be waived under applicable law.

4. Representations and Warranties of the Investor.

4.1 Representations and Warranties. The Investor represents and warrants to the Company that each of the following statements is true and correct as of the Effective Date and the Closing Date:

(a) Accuracy of Information. All of the information provided by or on behalf of the Investor pursuant to this Agreement, including the information set forth in Exhibit A to this Agreement, is true, correct and complete in all respects. Any other information provided by or on behalf of the Investor to the Company is correct and complete as of the Effective Date and, as updated, the Closing Date. Before the Company executes and accepts this Agreement, the Investor shall provide or confirm information reasonably requested by the Company concerning its authority and that of its investment manager and signatories, its accredited-investor category and basis, offering and solicitation circumstances, any broker or finder compensation, and ownership or approval matters. This may be supplied in a separate signed questionnaire or certificate or by confirming reliable information already held by the Company. The Company shall complete its review before acceptance. The Investor shall also provide applicable tax documentation reasonably requested by the Company or its transfer agent. Information provided or confirmed under this paragraph is subject to this Agreement’s accuracy and updating obligations.

(b) Access to Information. The Investor acknowledges that prior to entry into this Agreement, the Investor has been given access through SEC EDGAR and the Company’s investor-relations website to the Company’s most recent financial reporting, including Annual Report on Form 10-K for the fiscal year ended December 31, 2025, all subsequently filed Quarterly Reports on Form 10-Q, the Company’s most recent annual-meeting proxy statement, and all other reports and amendments filed or furnished with the Securities and Exchange Commission after December 31, 2025 through the Effective Date (collectively, the “SEC Reports”), and has had a reasonable opportunity to ask questions of, and receive answers from, the Company or any of its management concerning the Company, and to obtain any other information which the Investor requested with respect to the Company and the Investor’s investment in the Company.

(c) Investment Representation and Warranty. The Investor is acquiring the Shares for the Investor’s own account for investment, and not as nominee for any undisclosed person or with a view to a distribution in violation of the Securities Act. The Investor hereby agrees that the Investor will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of such Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Shares) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions, and any applicable state or other securities laws.

(d) Representation of Investment Experience and Ability to Bear Risk. The Investor (i) is knowledgeable and experienced with respect to the financial, tax and business aspects of the ownership of the Shares and of the business contemplated by the Company and is capable of evaluating the risks and merits of purchasing Shares and, in making a decision to proceed with this investment, has not relied upon any representations, warranties or agreements, other than those set forth in this Agreement, and (ii) can bear the economic risk of an investment in the Company for an indefinite period of time, and can afford to suffer the complete loss thereof.

The Investor has had the opportunity to consult its own legal, tax and investment advisers and is not relying on the Company to act as its adviser. Nothing in this acknowledgment limits a claim for fraud or a right that cannot be waived under applicable securities laws.

(e) Accredited Investor. The Investor is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(f) Suitability. The Investor has evaluated the risks involved in investing in the Shares and has determined that the Shares are a suitable investment for the Investor. Specifically, the aggregate amount of the investments made by the Investor, and the Investor’s commitments to invest, in all similar investments that are illiquid is reasonable in relation to the Investor’s net worth, both before and after the purchase of the Shares pursuant to this Agreement.

(g) Transfers and Transferability.

(i) The Investor understands and acknowledges that the Shares have not been registered under the Securities Act or applicable state securities laws and are being sold in reliance on an available exemption or federal preemption and are restricted securities. The Shares may be resold or transferred only pursuant to an effective registration statement or an available exemption from applicable registration requirements and in compliance with applicable banking and other laws. The Company has no contractual obligation to register the Shares for resale or to provide special resale assistance or information beyond that required by applicable law. Nothing in this Agreement excuses any mandatory reporting or disclosure obligation of the Company or assures that Rule 144 or another resale exemption will be available at any particular time.

(ii) The Investor has no contract, understanding, agreement or arrangement with any person to sell or transfer or pledge to such person or anyone else any of the Shares for which the Investor hereby subscribes (in whole or in part); and the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement.

(h) Awareness of Risks. The Investor represents and warrants that the Investor is aware that an investment in the Shares involves a substantial degree of risk of loss.

(i) Power, Authority; Valid Agreement. The Investor is duly organized, validly existing and in good standing as a Cayman Islands exempted company. (i) The Investor has all requisite power and authority to execute, deliver and perform the Investor’s obligations under this Agreement and to purchase the Investor’s Shares; (ii) the Investor’s execution of this Agreement has been authorized by all necessary action on the Investor’s behalf; and (iii) this Agreement is valid, binding and enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity.

(j) No Conflict; No Violation. The execution and delivery of this Agreement by the Investor and the performance of the Investor’s duties and obligations hereunder and thereunder (i) do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under (1) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement or understanding, or (2) any license, permit, franchise or certificate, in either case to which the Investor or any of the Investor’s affiliates is a party or by which the Investor or any of them is bound or to which the Investor’s or any of their properties are subject; (ii) do not require any authorization or approval under or pursuant to any of the foregoing; or (iii) do not violate any statute, regulation, law, order, writ, injunction or decree to which the Investor or any of the Investor’s affiliates is subject.

(k) No Litigation. There is no litigation, investigation or other proceeding pending or, to the Investor’s knowledge, threatened against the Investor or any of the Investor’s affiliates which, if adversely determined, would adversely affect the Investor’s business or financial condition or the Investor’s ability to perform the Investor’s obligations under this Agreement.

(l) Consents. No consent, approval or authorization of, or pre-Closing filing, registration or qualification with any court, governmental authority, or other person is required on the Investor’s part to execute and perform this Agreement. Any consent required for the Investor’s execution of this Agreement shall be obtained before the Investor signs, and all other applicable pre-Closing requirements shall be satisfied before issuance. The Investor shall cooperate in the Company’s regulatory review and timely make its own legally required ownership, control and other filings, including any post-Closing filings. The Company does not undertake the Investor’s filing obligations. The Investor shall provide reasonably requested information regarding existing and proposed holdings of Company securities, beneficial ownership, voting and investment authority, persons acting in concert, voting or control arrangements and affiliations, including relevant information concerning the Investor, the Investment Manager, their controlling persons and other managed funds or accounts, to the extent needed to determine attribution, approvals and filing requirements.

(m) Source of Funds. The Purchase Price consists of lawfully obtained funds available to the Investor without a financing contingency. Neither the Company nor an entity it controls, including OptimumBank, has directly or indirectly financed the purchase, and neither the Company nor any affiliate has guaranteed the Investor’s investment. There is no undisclosed redemption, repurchase, loss-protection or guaranteed-return arrangement. Use of the Investor’s own existing deposit funds does not by itself constitute financing. Neither the Investor nor a controlling person is subject to sanctions that prohibit this transaction. The Investor shall provide reasonably requested identity and source-of-funds information.

4.2 Survival of Representations and Warranties. All representations and warranties made by the Investor in Section 4.1 of this Agreement shall survive the execution and delivery of this Agreement, as well as any investigation at any time made by or on behalf of the Company and the issue and sale of Shares. This survival is subject to applicable statutes of limitation and repose and does not extend them.

5. Certain Agreements and Acknowledgments of the Investor.

5.1 Agreements. The Investor understands, agrees and acknowledges that:

(a) No foreign, federal, or state authority has made a finding or determination as to the fairness for investment of the Shares and no foreign, federal or state authority has recommended or endorsed or will recommend or endorse this offering.

(b) The Investor will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Shares) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions and any applicable state or other securities laws. The book-entry and transfer procedures in this Section and Section 4.1 also apply.

(c) The Investor acknowledges that: (i) the Shares are not a savings or deposit account or an obligation of any of the subsidiaries of the Company; and (ii) an investment in the Shares is not insured by the Federal Deposit Insurance Corporation or any other government agency.

(d) Except for termination and refund rights expressly provided in Section 2 and rights that cannot be waived under applicable law, the Investor’s purchase commitment is irrevocable. This Agreement grants no additional contractual right to rescind the purchase, require redemption or repurchase of the Shares, or obtain repayment of the Purchase Price following the Closing. Nothing in this Agreement waives or limits any non-waivable right or remedy under applicable federal or state securities laws. The Company shall provide any rescission notice required by the exemption actually relied upon before the Investor becomes irrevocably bound.

(e) If there should be any change in the information provided by the Investor to the Company (whether pursuant to this Agreement or otherwise) on or before the Closing Date, the Investor will immediately furnish such revised or corrected information to the Company.

(f) The Shares and each book-entry or DRS statement shall bear appropriate restrictive notices reflecting their unregistered status, and the Company may place appropriate stop-transfer instructions with its transfer agent. Before a proposed transfer or removal of a restriction, the Investor shall provide evidence reasonably satisfactory to the Company and its transfer agent of compliance with applicable securities and banking laws, including a legal opinion if reasonably requested. The Company shall not unreasonably withhold confirmation of a transfer or removal of a restriction when the applicable legal requirements have been satisfied. The Investor bears its reasonable transfer and legal-opinion costs. No fixed resale date or right to special registration, board representation, redemption or a guaranteed dividend is created by this Agreement.

(g) The Investor shall keep confidential any material nonpublic information received from the Company in connection with this transaction and may disclose it only to advisers, including the Investment Manager, who need to know it and are bound by equivalent confidentiality obligations, or as required by law. The Investor is responsible for any breach of these confidentiality obligations by the Investment Manager r any adviser to whom the Investor or the Investment Manager discloses such information. This obligation excludes information that becomes public without a breach, is already lawfully known without restriction, or is lawfully received without restriction from another source. The Investor shall not trade in the Company’s securities or disclose information to others in violation of applicable securities laws. Nothing restricts legally protected communications with a regulator. The Company may make disclosures required by law, an exchange or a regulator without the Investor’s consent and undertakes no obligation to furnish nonpublic information or publicly disclose it by a particular date.

6. General Contractual Matters.

6.1 Amendments and Waivers. Except for an extension or waiver expressly permitted to the Company under Section 2, this Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Investor and the Company.

6.2 Assignment. The Investor agrees that neither this Agreement nor any rights which may accrue to the Investor hereunder may be transferred or assigned. This restriction concerns assignment of this Agreement and does not prohibit a transfer of Shares that complies with the transfer provisions of this Agreement and applicable law.

6.3 Notices. All notices, requests and other communications under this Agreement shall be in writing and delivered by hand, nationally recognized overnight courier, certified mail with return receipt requested, or e-mail to an address designated for notices in Exhibit A or subsequently designated by written notice. Notices to the Investor shall be addressed to the Investor at its completed Exhibit A address, Attention: Seth Fischer. Notices to the Company shall be addressed to OptimumBank Holdings, Inc., 2929 East Commercial Boulevard, Fort Lauderdale, FL 33308, Attention: Corporate Secretary. A notice is effective upon actual receipt; e-mail receipt must be acknowledged by a nonautomated response or otherwise evidenced by written confirmation. Any different notice method or effective time required by applicable securities law controls for that statutory notice.

6.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY FLORIDA LAW, WITHOUT REGARD TO CONFLICT-OF-LAWS PRINCIPLES, SUBJECT TO APPLICABLE FEDERAL LAW AND NON-WAIVABLE SECURITIES LAWS. THE FEDERAL ARBITRATION ACT GOVERNS THE ARBITRATION AGREEMENT IN SECTION 6.5. TO THE EXTENT PERMITTED BY LAW, EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY COURT PROCEEDING PERMITTED UNDER SECTION 6.5 ARISING OUT OF THIS AGREEMENT.

6.5 Arbitration. Except for claims that applicable law prohibits the parties from arbitrating, any dispute arising out of or relating to this Agreement shall be resolved by binding arbitration before one arbitrator in Fort Lauderdale, Florida, under the Commercial Arbitration Rules of the American Arbitration Association in effect when the arbitration is commenced. Either party may assert a claim that cannot lawfully be arbitrated, or seek temporary or provisional relief, an order compelling arbitration, or confirmation, enforcement or review of an award in a state court in Broward County, Florida, or the United States District Court for the Southern District of Florida if it has subject-matter jurisdiction, without waiving arbitration. Each party consents to those courts for such proceedings. The arbitrator may award any relief permitted by this Agreement and applicable law. The parties shall initially share arbitration fees equally, subject to reallocation in the award. The arbitrator, or a court conducting a proceeding permitted by this Section, may award reasonable attorneys’ fees and costs to the prevailing party, including enforcement costs, and shall award any fees or other relief required by applicable law. Nothing in this Section limits a non-waivable statutory remedy.

6.6 Descriptive Headings. The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

6.7 Entire Agreement. This Agreement, including Exhibit A, contains the entire agreement of the parties with respect to the subject matter of this Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

6.8 Counterparts. This Agreement may be executed and acknowledged in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but a single document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document. Each party shall receive an executed counterpart of this Agreement; provided, that delivery of a signature of this Agreement by .pdf, .jpeg, .TIFF or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (e.g., through e-signature applications such as DocuSign) (each of the foregoing, an “Electronic Signature”) shall constitute valid and sufficient delivery thereof provided that a party with the intent to sign this Agreement executes the Electronic Signature. Any Electronic Signature executed by a party shall be deemed to be an original signature hereto.

6.9 Investor Indemnity. To the extent permitted by law, the Investor shall indemnify the Company and its officers and directors against direct losses and reasonable third-party defense costs caused by the Investor’s material breach of its representations or covenants in this Agreement or a compensation claim by an intermediary engaged by the Investor. This indemnity excludes losses attributable to the indemnified person’s negligence, fraud, willful misconduct or violation of law and does not shift the Company’s own securities-law liability to the Investor. The Company shall promptly notify the Investor of a third-party claim; delay excuses the Investor only to the extent materially prejudiced. The Investor may defend with counsel reasonably acceptable to the Company, subject to conflicts of interest, and may not settle without the affected indemnified person’s written consent unless the settlement is fully paid by the Investor, provides an unconditional full release of that person, and imposes no admission or nonmonetary obligation on that person.

6.10 Contractual Liability and Statutory Rights. The Company’s aggregate monetary liability to the Investor solely for breach of this Agreement shall not exceed the Purchase Price. This limitation does not restrict the duty to return unissued subscription funds, equitable relief otherwise available, liability for fraud or willful misconduct, or any liability or remedy that cannot lawfully be limited. Nothing in this Agreement, including any non-reliance acknowledgment, indemnity or arbitration term, waives compliance with applicable securities laws or any nonwaivable right, remedy, limitation period or statutory fee entitlement. If a provision is unenforceable, it shall be enforced to the extent lawful and the remaining provisions shall remain effective.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the Effective Date.

[Signatures on the Following Page]

COMPANY:

OPTIMUMBANK HOLDINGS, INC.

By:
Name:	Moishe Gubin
Title:	Authorized Signatory
Date:

INVESTOR:

By:

By:
Name:
Title:
Date:

EXHIBIT A

INVESTOR INFORMATION

Name of Investor:

U.S. Taxpayer Id. Number:

Source of Funds:

Mailing Address:

Telephone:

E-mail:

Name for Restricted Book-Entry Registration:

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